   As filed with the Securities and Exchange Commission on October 2, 1997.
                                                        Registration No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)


        MARYLAND                                         52-1893632
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)




                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                    (Address of principal executive offices)

                              --------------------

              LOCKHEED MARTIN CORPORATION RETIREMENT SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                    LOCKHEED MARTIN CORPORATION OPERATIONS
                              SUPPORT SAVINGS PLAN

                           (Full title of the plans)
                            -----------------------

                           STEPHEN M. PIPER, ESQUIRE
                           ASSOCIATE GENERAL COUNSEL
                            AND ASSISTANT SECRETARY
                          LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                              PROPOSED          PROPOSED
                                              MAXIMUM           MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE    OFFERING PRICE       AGGREGATE            AMOUNT OF
TO BE REGISTERED          REGISTERED(*)    PER SHARE(**)   OFFERING PRICE(**)  REGISTRATION FEE(**)
---------------------------------------------------------------------------------------------------
COMMON STOCK, PAR
VALUE $1.00 PER SHARE..   575,000(***)         $106.0625       $60,985,937.5            $18,480.59
---------------------------------------------------------------------------------------------------

(*) IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PLAN INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE PLANS TO WHICH THIS REGISTRATION STATEMENT RELATES.

(**) THE REGISTRATION FEE HAS BEEN COMPUTED, PURSUANT TO RULE 457(H)(I) BASED ON THE AVERAGE OF THE HIGH AND LOW PRICE OF LOCKHEED MARTIN CORPORATION COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON SEPTEMBER 29, 1997.

(***) OF THE 575,000 SHARES OF COMMON STOCK BEING REGISTERED, 500,000 SHARES ARE BEING REGISTERED FOR USE IN CONNECTION WITH THE LOCKHEED MARTIN CORPORATION OPERATIONS SUPPORT SAVINGS PLAN AND THE REMAINING 75,000 ARE BEING REGISTERED FOR USE IN CONNECTION WITH THE LOCKHEED MARTIN CORPORATION RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES.

--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 14, 1997;

          (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description;

          (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 21, 1997;

          (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the Commission on May 9, 1997;

          (e) The Registrant's Current Report on Form 8-K filed with the Commission on July 9, 1997; and

          (f) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on August 12, 1997.

     All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.  Description of Securities.
         -------------------------

     Not Applicable

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plans.


ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.


ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not Applicable


ITEM 8.  Exhibits.
         --------

     5.  Opinion of Stephen M. Piper, Esquire

  23-A.  Consent of Ernst & Young LLP.

  23-B.  Consent of Stephen M. Piper, Esquire (contained in Exhibit 5 hereof).

    24.  Powers of Attorney.

     The Registrant hereby undertakes that the Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.


ITEM 9.   Undertakings.
          ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

                          LOCKHEED MARTIN CORPORATION

Date:  October 2, 1997                        By:/s/ Stephen M. Piper, Esquire
                                                 -----------------------------
                                                 Stephen M. Piper, Esquire
                                                 Associate General Counsel
                                                   and Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

Date:  October 2, 1997                           LOCKHEED MARTIN CORPORATION
                                                 RETIREMENT SAVINGS PLAN FOR
                                                 SALARIED EMPLOYEES

                                                   By:/s/ Walter E. Skowronski
                                                      ------------------------
                                                      Walter E. Skowronski
                                                      Chairman, Lockheed Martin
                                                       Corporation Benefit Plan
                                                       Committee

Date:  October 2, 1997                           LOCKHEED MARTIN CORPORATION
                                                 OPERATIONS SUPPORT SAVINGS PLAN


                                                   By:/s/ Walter E. Skowronski
                                                      ------------------------
                                                      Walter E. Skowronski
                                                      Chairman, Lockheed Martin
                                                       Corporation Benefit Plan
                                                       Committee

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                 Title                          Date
     ---------                 -----                          ----
/s/  Vance D. Coffman          Chief Executive                October 2, 1997
     -------------------       Officer, Vice Chairman
     Vance D. Coffman*         and Director

/s/  Marcus C. Bennett         Senior Vice                    October 2, 1997
     -------------------       President, Chief
     Marcus C. Bennett*        Financial Officer
                               and Director

/s/  Todd J. Kallman           Vice President,                October 2, 1997
     -------------------       Controller and Chief
     Todd J. Kallman*          Accounting Officer

/s/  Norman R. Augustine       Director                       October 2, 1997
     -------------------
     Norman R. Augustine*

/s/  Lynne V. Cheney           Director                       October 2, 1997
     -------------------
     Lynne V. Cheney*

/s/  Houston I. Flournoy       Director                       October 2, 1997
     -------------------
     Houston I. Flournoy*

/s/  James F. Gibbons          Director                       October 2, 1997
     -------------------
     James F. Gibbons*

/s/  Edward E. Hood, Jr.       Director                       October 2, 1997
     -------------------
     Edward E. Hood, Jr.*

/s/  Caleb B. Hurtt            Director                       October 2, 1997
     -------------------
     Caleb B. Hurtt*

/s/  Gwendolyn S. King         Director                       October 2, 1997
     -------------------
     Gwendolyn S. King*

/s/  Vincent N. Marafino       Director                       October 2, 1997
     -------------------
     Vincent N. Marafino*

/s/  Eugene F. Murphy          Director                       October 2, 1997
     -------------------
     Eugene F. Murphy*

/s/  Allen E. Murray           Director                       October 2, 1997
     -------------------
     Allen E. Murray*

/s/  Frank Savage              Director                       October 2, 1997
     -------------------
     Frank Savage*

     Signature                Title                          Date
     ---------                -----                          ----
/s/  Peter B. Teets           Director                       October 2, 1997
     -------------------
     Peter B. Teets*

/s/  Daniel M. Tellep         Director                       October 2, 1997
     -------------------
     Daniel M. Tellep*

/s/  Carlisle A.H. Trost      Director                       October 2, 1997
     -------------------
     Carlisle A.H. Trost*

/s/  James R. Ukropina        Director                       October 2, 1997
     -------------------
     James R. Ukropina*

/s/  Douglas C. Yearley       Director                       October 2, 1997
     -------------------
     Douglas C. Yearley*

               *By:  /s/ Stephen M. Piper                    October 2, 1997
                    ---------------------
              (Stephen M. Piper, Attorney-in-fact**)

--------------------
**By authority of Powers of Attorney filed with this Registration
  Statement on Form S-8

                                 EXHIBIT INDEX


EXHIBIT                                                            PAGE
NUMBER                   DESCRIPTION                                NO.
------                   -----------                               ----
     5.   Opinion of Stephen M. Piper, Esquire

  23-A.   Consent of Ernst & Young LLP.

  23-B.   Consent of Stephen M. Piper, Esquire
          (contained in Exhibit 5 hereof).

    24.   Powers of Attorney.
